Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer of DCP Midstream GP, LLC, a Delaware limited liability company and general partner of DCP Midstream GP, LP, general partner of DCP Midstream Partners, LP (the “Partnership”), hereby certifies that, to his knowledge on the date hereof:

(a) the quarterly report on Form 10-Q of the Partnership for the three and six months ended June 30, 2007, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer
August 9, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.